EXHIBIT 10.1










                           PURCHASE AND SALE AGREEMENT



                             THE DOCK, INCORPORATED.
                                    SELLER,
                                       AND

                                UB RAILSIDE, LLC
                                      BUYER

                             DATED: JANUARY 6, 2005







PROPERTY:         THE DOCK SHOPPING CENTER, STRATFORD, CT

                           Purchase and Sale Agreement

         This Purchase and Sale Agreement ("Agreement"), dated as of January 6, 2005 (the "Effective Date"), is between THE DOCK, INCORPORATED., a Connecticut corporation with an address of 955 Ferry Boulevard, Stratford, CT 06614 (collectively, "Seller") and UB RAILSIDE, LLC, a Delaware Limited Liability Company, with an address of 321 Railroad Avenue, Greenwich, CT 06830 ("Buyer").

         Seller is simultaneously executing a Purchase and Sale Agreement with UB Dockside, LLC, a Delaware Limited Liability Company (the "Dockside Sale Agreement") whereby Seller has agreed to sell the dockside portion of The Dock Shopping Center to such entity.

         Seller desires to sell the Property (as hereinafter defined) and Buyer desires to buy the Property in a transaction which qualifies as a like-kind exchange described in Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder ("Regulations") and corresponding provisions of state tax law. In consideration of the mutual undertakings and covenants herein contained, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby covenant and agree as follows:
                                    ARTICLE I

                                SALE OF PROPERTY

         l.1 Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) the real estate commonly known as the railside portion of The Dock Shopping Center, Stratford, Connecticut, as more particularly described in Schedule A attached hereto including all right, title and interest of Seller in and to any alleys, strips or gores abutting or adjoining such real estate (the "Land"), together with the buildings and improvements (including docks) located on the Land (together, the "Buildings");
(b) the fixtures, equipment and other personal property owned by Seller and located in the Buildings or on the Land and used in connection with the maintenance and operation of the Land and Buildings, including the property specifically described in Schedule B hereto (the "Personal Property"); (c) the landlord's interest in the Leases (as defined in Section 15.7 and as set forth in Schedule 4.1 hereto); (d) Seller's interest in that certain Lease Agreement between the State of Connecticut, Department of Transportation and The Dock, Inc. dated June 13, 1997 and recorded in the Stratford Land Records in Volume 1312, Page 246 (the "DOT Lease") jointly to Buyer and UB Dockside, LLC which has contracted with Seller to purchase a portion of The Dock Shopping Center as described in and pursuant to the terms of the Dockside Sale Agreement, (e) all right, title and interest of Seller, if any, in and to the land lying in any rights of way and the Seller's interest in all easements, licenses, privileges and all other appurtenances to the Land and Buildings (collectively,

"Appurtenances"); (f) Seller's interest in all contracts, agreements (the "Contracts"), warranties and guaranties (the "Warranties") associated with the Buildings and the Personal Property and its supporting equipment which Buyer may elect to assume by written notice to Seller prior to Closing; (g) Seller's interest in all plans, specifications, building permits, certificates of occupancy, and other certificates, permits, licenses and approvals (the "Licenses and Permits"), if any; (h) any and all of Seller's right, title and interest in and to any intangible rights, titles, interests and privileges used in connection with or in any way related to the Land and Buildings and Appurtenances, including (1) the non-exclusive right in and to the use of the trade name and any and all other trade names, trademarks, and logos used by Seller in the operation and identification of the Land and Buildings, other than the trade names or trademarks of Tenants or other third parties, (2) any and all Development Rights, utility capacity and similar rights, (3) all licenses, consents, easements, rights of way and approvals required to make use of utilities serving the Land and Buildings, and (4) rights to condemnation or insurance proceeds and other awards or compensation arising from any taking, casualty or permitted disposition of any portion of the Property (collectively, the "Intangible Rights"); (i) all of Seller's right, title and interest in and to (1) all Tenant correspondence, billing and other files, (2) all structural reviews, environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental and architectural reports, studies and certificates pertaining to the Land and Buildings and Appurtenances, and (3) all accounting, tax, financial, and other books and records relating to the use, maintenance, leasing and operation of the Property (collectively, the "Books and Records"); and (j) Seller's interest in all permits and approvals relating to and all riparian and rights of Seller relating to the dock area (all of the foregoing, as enumerated in (a) through (j) above, collectively being referred to herein as the "Property").

                  1.2 Title. Seller shall convey and Buyer shall accept fee simple title to the Property in accordance with the terms of this Agreement, subject only to the following (the "Permitted Exceptions"):

                  (a) the Leases; and

                  (b) local, state and Federal laws, ordinances, rules and regulations.
                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price ("Purchase Price") for the Property is Eighteen Million ($18,000,000) Dollars to be paid by Buyer to Seller as follows:

                    (a) Payment at Closing. At Closing, the Purchase Price shall be paid in cash.

         2.2 Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid in U.S. dollars by wire transfer of immediately available funds.

         2.3 Reporting Person. Buyer is hereby designated as the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Buyer shall file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Buyer shall promptly furnish their federal tax identification numbers to the other and shall otherwise reasonably cooperate with each other in connection with Buyer's duties as real estate reporting person.

                                   ARTICLE III

                          CTA FORM III AND ECAF FILING

         3.1 Buyer Indemnity. Buyer agrees to indemnify and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) losses, damages for bodily injuries, death, property damage or mechanics' liens arising out of or resulting from the inspection of the Property by Buyer or its agents, provided, however, that so long as Buyer complies with the confidentiality provisions of this Agreement, Seller shall not have any claim against Buyer for any diminution in the value of the Property arising out of the mere discovery of the existence of site conditions which were not created by or exacerbated by Buyer or its representatives. By executing this Agreement Buyer acknowledges that it is accepting the condition of the Property subject to the express terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller and the other obligations of Buyer under this Section 3.1 shall survive Closing or any termination of this Agreement.

         3.2 Connecticut Transfer Act. With respect to the Connecticut Transfer Act (the "CTA"), the property falls within the definition of an "establishment" because it is a site at which the process of dry-cleaning was conducted on or after May 1, 1967 (Conn. Gen. Stat. ss.22a-134(3)). The sale of the property will fall within the definition of a "transfer" because the property will undergo a change in ownership, and no exemption applies. (Conn. Gen. Stat. ss.22a-134(1)). Buyer, acting as the transferee, agrees to act as the "certifying party" under the CTA. (Conn. Gen. Stat. ss.22a-134(6)). Buyer has prepared a Form III filing and an accompanying Environmental Condition Assessment Form ("ECAF which have been reviewed and approved by Seller.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the Closing Date, as follows:

         4.1 Leases. Schedule 4.1 attached hereto lists all leases, licenses or other rental agreements or occupancy agreements (written or verbal), including all amendments thereto, which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights with regard to use of the Property (the "Leases"). To Seller's knowledge, there are not presently any defaults by the landlord under any of the Leases. To Seller's knowledge, there are not presently any defaults by the tenant under any of the Leases except for any allegation of default contained in a writing provided to Buyer prior to the Closing. In the event any estoppel certificate delivered to Buyer prior to Closing with respect to any Lease contains any information inconsistent with Seller's representation made in this Section 4.1, and if the information in the tenant estoppel certificate is correct, and if Buyer closes without having objected thereto, then Seller shall have no liability to Buyer for any claim due to such inconsistency based on a breach of representation regarding such information to the extent of such inconsistency. The termination of any Lease prior to Closing by reason of the tenant's default shall not affect the obligations of Buyer under this Agreement or entitle Buyer to any abatement of or credit against the Purchase Price or give rise to any claim on the part of Buyer.

         4.2 Service and Management Contracts. Schedule 4.2 attached hereto lists all service, maintenance, supply and management contracts ("Service Contracts") entered into by Seller and affecting the Property, and the information set forth therein is accurate and complete in all material respects as of the date hereof.

         4.3 Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

         4.4 No Litigation. Except as set forth on Schedule 4.4 attached hereto, Seller has received no written notice of litigation affecting the Property or Seller's ability to fulfill all of its obligations under this Agreement nor, to Seller's knowledge, has any such action been threatened.

         4.5 No Impediments. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

         4.6 9/11 Dealings. Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

         4.7 At Closing, Seller will represent that Seller is a corporation duly organized and in good standing under the laws of the State of Connecticut. To Seller's knowledge, there are no agreements of Seller or any contract, agreement, order, judgment or decree to which Seller is a party or by which it is bound that would interfere with the Seller's performance of its obligations pursuant to this Agreement or that would give rise to any claim or assertion of rights by any party against the Property or the Buyer at or after the Closing Date merely because of the consummation of the transfer of the Property by the Seller to the Buyer, and no consent of any other party is required as a condition of the consummation of the transfer of the Property by the Seller to the Buyer.

         4.8 To Seller's knowledge, with the exception of possible activities of the State of Connecticut with respect to the Interstate 95 ramp and bridge, there are no existing or pending litigation, governmental or judicial proceedings, eminent domain or similar proceedings, claims, condemnations or sales in lieu thereof with respect to all or any portion of the Property or any aspect of Seller's interest in the Property nor are any such actions, suits, proceedings or claims currently being threatened or asserted, in writing, to Seller.

         4.9 Seller shall provide documentation reasonably acceptable to the Title Company so that there shall be no exception to title relating to the deduction and withholding of tax imposed on the disposition of any United States real property interest by a foreign person, or relating to or in connection with the sale of all or substantially all of the assets of Seller including such evidence as may be reasonably required to evidence that all taxes that pursuant to statute or regulation may become liens against the Property have been paid in full including but not limited to all corporate, excise, personal property, income and use taxes.

         4.10 The Leases are in full force and effect, and, to Seller's knowledge, no Tenant has threatened in writing any claim against the Seller or defense against full performance of its Lease except as may be indicated on
Exhibit 4.10

         4.11 No tenant under any of the Leases has given Seller written notice of its intention to vacate or abandon its demised premises prior to the end of the term of its Lease; to Seller's knowledge there are no maintenance, billing or other disputes with tenants that have not been resolved to the satisfaction of the Tenant and Seller has received no written notice from any Tenant of any such dispute which remains unresolved; except as set forth in the Leases, no Tenant under any Lease is or shall become entitled to any concession, rebate, allowance or free rent for any period subsequent to the Closing Date; No Tenant is contesting any rents due under its Lease. Except as set forth in the Leases, no free rent has been given or rent payments waived for any Tenant in the past twenty-four (24) months.

         4.12 Seller has completed all tenant improvement work or alterations required of the landlord under each Lease to be performed within two (2) years prior to the date of this Agreement and Seller has no further obligations to perform such tenant improvement work or alterations or to pay any amounts to Tenants for any tenant improvement work under a Lease, to be performed or paid after the date of this Agreement.

         4.13 Seller has made available to and not withheld from Buyer any environmental report or study concerning the Property, or any portion thereof, which is in its possession or under its control, and, except for the hazardous wastes referred to or described in such reports and studies, Seller has no knowledge of any hazardous wastes on, in, under or about the Property. Buyer acknowledges that Seller is not making representations or warranties concerning its knowledge or lack of knowledge concerning properties other than the Property, including without implied limitation the Raybestos superfund site.

         4.14 All leasing commissions (if any) for the Leases arising from listing agreements executed or assumed in writing by Seller have been paid in full.

         4.15 Seller has made available to, and has not withheld from, Buyer any written notice in its possession or under its control of any future or currently scheduled public hearings or proceedings which could affect the Property.

         4.16 Seller has not received any written notice within the two (2) years prior to the date of this Agreement, from any appropriate Governmental Entity or structural engineer of any latent structural defect with respect to any of the buildings or retaining walls located on or at the Property, including but not limited to with respect to the foundations and load bearing walls except as may be disclosed in any engineer's report delivered or made available to Buyer by Seller prior to Closing.

         4.17 To Seller's knowledge, Seller is not in default of any obligation under the DOT Lease and Seller has delivered to Buyer a true, accurate and complete copy of the DOT Lease.

         4.18 Seller will make available to, and will not withhold from, Buyer any copies of Leases, contracts, governmental violations, notices and correspondence concerning or relating to the Property in its possession or under its control.

         4.19 To Seller's knowledge, Seller has not received any written notice of any violation of the Permitted Encumbrances or zoning and/or building, inland-wetlands, environmental, zoning or planning laws, statutes, ordinances, orders, or requirements affecting the Property which asserted violation has not been acknowledged as having been cured or corrected by the notifying authority;

         4.20 To the best of its knowledge, Seller has not been notified by Stop & Shop of any breach of the Stop & Shop lease due to the existence of the lease to Da Pizza Man. This representation shall survive the Closing in accordance with Section 4.21 of the Agreement.

         4.21 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in this Article IV, as updated by the certificate of Seller to be delivered to Buyer at Closing in accordance with Section 7.2(j) hereof, shall survive Closing for a period of twelve (12) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer as of the Closing Date, and unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said twelve-month period and an action shall have been commenced by Buyer against Seller within fourteen (14) months after Closing. Notwithstanding the foregoing, if Buyer knew at Closing that a representation or warranty contained in this Article IV was not true at Closing and Buyer nonetheless elected to proceed with the Closing, Buyer shall not have any right to make a claim hereunder for a breach of such representation or warranty. Notwithstanding anything herein to the contrary, Seller shall in no event have any liability for breach of any representation or warranty set forth in this Article IV in excess of $500,000 in the aggregate, which liability limit shall apply to the aggregate liability of Seller under this Agreement and of Seller under the Dockside Sale Agreement. The foregoing limitations of time and dollar amount shall not, however, apply to any other obligations or covenants of Seller hereunder or to any other closing documents.

         As used in this Article IV, the term "Seller's knowledge" or any similar phrase shall mean the actual, not constructive or implied, knowledge of
J. Robert Osborne and Michael B. Osborne, being the parties most familiar with the operation of the Property, without any further obligation on such person's part to make any independent investigation of the matters being represented and warranted, or to make any further inquiry of any other persons, or to search or examine any files, records, books or correspondence. The foregoing individuals are acting for and on behalf of Seller and are in no manner expressly or impliedly making any of these representations in their individual capacity, and Buyer hereby waives any right to sue or to seek any judgment or claim against them on an individual basis.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

         5.1 Ability To Perform. Buyer has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Buyer's obligations hereunder, and all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out its obligations hereunder have been taken. The person signing this Agreement on behalf of Buyer is authorized to do so.

         5.2 9/11 Dealings. Neither Buyer nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC (including those named on OFAC's Specially Designated and Blocked Person List) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

         5.3 No Impediments. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

         5.4 Survival of Buyer's Representations and Warranties. The representations and warranties of Buyer set forth in this Article V shall survive Closing for a period of thirty seven (37) months and no claim for a breach of any such other representation or warranty of Buyer shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Buyer prior to the expiration of said thirty seven (37) month period and an action shall have been commenced by Seller against Buyer within thirty nine (39) months after Closing.


                                   ARTICLE VI

                               SELLER'S COVENANTS

         6.1 Seller's Covenants. Seller covenants and agrees with Buyer that prior to Closing the Seller will:

                  (a) not consent to any zoning changes, or sell, transfer, assign, dispose or, or consent to the utilization of, any development rights, or modify or amend or, except as otherwise required of landlord in any Lease, consent to any modification or amendment of the certificates of occupancy for the Property without the prior written consent of Buyer.

                  (b) if and to the extent that Seller has within the twenty four (24) months preceding the Closing Date received a written notice from any Governmental Entity indicating that the Property or any component thereof is in violation of a law, regulation, rule or other legal requirement, and if such violation has not previously been cured to the satisfaction of the relevant Governmental Entity, and if the reasonable cost of curing such violation does not exceed Fifteen Thousand ($15,000) Dollars in each instance, then the Seller shall cause each such violation to be cured to the satisfaction of the relevant Governmental Entity on or before the Closing.

         6.2 Leasing Commissions. Seller shall pay all leasing commissions and tenant costs (including, without limitation, tenant improvement costs, moving costs, design costs incurred by the tenant, lease buyout costs and similar tenant inducement costs) which become due and payable prior to the Closing Date in connection with leases entered into prior to the Closing Date. In connection with Leases entered into prior to the Closing Date, Seller shall also pay any leasing commissions that Seller has agreed to pay to a broker, which commissions become due and payable to brokers after the Closing Date upon the tenant's exercise of any renewal, extension or expansion right which was granted to the tenant in the Lease as it existed on the Closing Date. All leasing commissions and tenant costs with respect to leases (and renewals, extensions or expansions thereof) entered into on or after the Closing Date by Buyer shall be the responsibility of Buyer.

         6.3 DOT Lease. Seller will not alter, amend or modify the DOT Lease without Buyer's prior written consent. Seller shall comply with all of Seller's obligations under the DOT Lease.

                                  ARTICLE VI-A

               CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE

         6.A.1 Conditions Precedent to Buyer's Obligation to Close. The obligations of Buyer under this Agreement to close are subject to satisfaction of all of the conditions set forth in this Article.

                      (a) On the Closing Date, Seller shall not be in material default in the performance of any material covenant or agreement to be performed by Seller under this Agreement.

                      (b) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Seller which challenges the validity or legality of any of the transactions contemplated by this Agreement.

                      (c) Title to the Property shall be free of all Encumbrances other than the Permitted
Exceptions.

                      (d) All of the representations and warranties of Seller contained in this Agreement shall be true and correct on the Closing Date.

                      (e) Neither Seller nor Buyer has received written notice from the applicable Governmental Entity that there is an actual, threatened or imminent change in the zoning of the Property from the date hereof.

                                   ARTICLE VII

                                   THE CLOSING

         7.1 Closing. Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before January 7, 2005 the actual date of the Closing being herein referred to as the "Closing Date"). At the Closing Buyer and Seller shall perform their respective obligations as set forth in Sections 7.2 and 7.4 hereof, the performance of such obligations being concurrent conditions. In addition, Seller shall deliver checks sufficient to pay all transfer and conveyance taxes in connection with the transaction contemplated under this Agreement and Buyer and Seller shall execute such transfer statements and returns, closing statements, acknowledgments and other ministerial instruments and take such further actions as may be reasonably necessary to complete the transactions contemplated by this Agreement. The recordation and filing of documents and instruments with registries of deeds and other government instrumentalities in Connecticut shall be attended to by the Escrow Agent.

         7.2 Seller's Closing Obligations. At the Closing, Seller shall deliver the following to Buyer:

                  (a) A special warranty deed (the "Deed"), conveying the Land and Buildings to Buyer, subject only to the Permitted Exceptions, together with the applicable real estate conveyance tax forms and checks in the amount of the applicable municipal and state conveyance tax.

                  (b) An assignment and assumption of the DOT Lease (the "DOT Lease Assignment") to Buyer and UB Dockside, LLC jointly by which Buyer and UB Dockside, LLC shall assume all obligations of the "Second Party" under the DOT Lease.

                  (c) A bill of sale (the "Bill of Sale") transferring title to the Personal Property, if any, to Buyer without warranty of title or use and without warranty, express or implied, as to merchantability or fitness for any purpose.

                  (d) An assignment of the Leases (the "Assignment of Leases") to Buyer by which Buyer shall assume all obligations of the landlord under the Leases, and in which Buyer shall have no obligation to pay any brokerage commissions that Seller has agreed to pay to a broker, which commissions become due and payable to brokers after the Closing Date upon the tenant's exercise of any renewal, extension or expansion right which was granted to the tenant in the Lease as it existed on the Closing Date.

                  (e) Originals, where available, of the due diligence materials made available to Buyer prior to the Closing Date.

                  (f) Originals of all Leases, and appropriate instruments of transfer or assignment with respect to any lease security which is other than cash.

                  (g) An assignment (the "Assignment") of all Service Contracts to be assigned to the Buyer and any then effective assignable guaranties and warranties relating to the Property or any of its components.

                  (h) Such affidavits and indemnities as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for parties in possession (other than tenants under Leases and other Permitted Exceptions) and mechanic's liens.

                  (i) Sufficient original letters (the "Tenant Notice Letters"), executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

                  (j) A certificate executed by Seller to the effect that all of the representations and warranties set forth in Article IV remain true and correct as of the Closing Date except to the extent the same may have changed in accordance with the terms and conditions of this Agreement. Such certificate shall expressly state that it is made subject to the limitations of survival and rights with respect thereof set forth in Article IV of this Agreement. If Seller discovers that any of the representations or warranties made by Seller in
Article IV of this Agreement were not on the date hereof or are not on the Closing Date true and correct in all material respects, Seller shall include such state of facts in such certificate as shall be necessary or appropriate to make such representations and warranties true and correct in all material respects as of the date hereof and as of the Closing Date. If, as a result of any disclosures made in such certificate, the warranties and representations set forth in this Agreement were not on the date hereof or are not on the Closing Date true and correct in all material respects for any reason other than the occurrence of an event expressly permitted hereunder, the Buyer's sole remedy shall be either to (a) close without adjustment of the Purchase Price and without the right to make any claim against Seller or (b) terminate this Agreement and neither party shall have any further rights or obligations hereunder except to the extent that any rights or obligations set forth herein expressly survive termination of this Agreement.

                  (k) Evidence reasonably acceptable to Buyer and the Title Insurer as to the due authorization of the delivery of the Deed and other documents required by this Agreement to be executed by Seller.

                  (l) An affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act.

                  (m) A property maintenance agreement (the "Maintenance Agreement") in a mutually satisfactory form.

                  (n) At Closing, Seller shall provide its 2003 Books and Records (as defined herein) and the latest available Books and Records for 2004 (including balance sheet and income statements). The provisions hereof shall survive the Closing. Seller hereby covenants and agrees with Buyer that upon Buyer's written request, for a period of three (3) years after the Closing, Seller shall (a) make the Books and Records of the Seller relating to Seller's ownership and operation of the Property available to the Buyer, for inspection, copying and audit by the Buyer's designated accountants. Seller acknowledges that applicable securities laws may require the Buyer to file audited financial statements relating to operations at the Real Property for a three-year period and hereby consents to the Buyer engaging the Seller's auditors to assist the Buyer in the preparation of all or a portion of such audited financial information relating to Real Property operations, and to otherwise cooperate (at no cost to Seller) with the Buyer in preparing such financial statements and will make all Books and Records relating Seller's ownership and operation of the Real Property available to Buyer's auditors. Seller's obligations hereunder shall survive the Closing.

                  (o) The Office Lease in a mutually satisfactory form.

                  (q) 1099-S. Information for Real Estate 1099-S Report Filing in accordance with ss.6045 of the Internal Revenue Code.

                  (r) Authority. Such documents as shall be reasonably required by Buyer or the Title Company to evidence Seller's due organization, good standing and authority to consummate the transactions contemplated by this Agreement.

                  (s) General Assignment. A general assignment and transfer of any and all miscellaneous interests included in the Property and all warranties and guarantees from contractors, subcontractors, suppliers, manufacturers or distributors relating to the Property, if any, and all of Seller's right, title, interest and benefits in, to and under all intangible rights, Development Rights, licenses, permits and similar documents or authorizations pertaining to the ownership and operation of the Property, if any, including the trade name of the Property.

                  (t) At Closing, Seller shall deposit the amount of $100,000 in escrow in accordance with the terms of an Environmental Escrow Agreement in a mutually satisfactory form dealing with the existing dry cleaning establishment at the Property. This provision shall survive the Closing.

                  (u) Notwithstanding anything to the contrary contained in this Agreement, Buyer and Seller agree that the mortgage presently encumbering the Property held by Sun Mortgage (the "Sun Mortgage") shall be paid off in full by Seller at Closing out of the proceeds of the Sale. Subject to Seller's contribution amount as set forth in the following sentence, it shall be Buyer's responsibility to pay any applicable prepayment penalty or yield maintenance fee and all other expenses of the holder of such mortgage in connection with the payoff of such mortgage. Seller agrees in addition to the amounts necessary to pay off the Sun Mortgage in full, that it will pay to the holder of the Sun Mortgage at Closing, for the benefit of Buyer to be applied to the payment of any prepayment penalty or yield maintenance fee or other costs and expenses that Buyer has agreed to pay and which are due to the holder of the Sun Mortgage in connection with such payoff, an amount equal to the lesser of (i) one (1%) percent of the outstanding principal balance of the Sun Mortgage or (ii) 25% of the amount of any prepayment penalty or yield maintenance fee paid by Seller.

                  (v) Restrictive Covenant. An agreement with a covenant burdening the properties owned by Seller and/or affiliates of Seller located adjacent to the Property on East Main Street and on Sidney Street (the "Sidney Street Properties") in favor of the Property that excludes the use of the Sidney Street Properties now owned or at any time hereafter acquired by Seller or any affiliates of Seller, for a pharmacy or a food store unless the consent of the owner of the Property is obtained which agreement shall be in a mutually satisfactory form. This obligation of Seller shall survive the Closing.

                  (w) Declaration of Rights and Easement. An access easement in a mutually satisfactory form. This obligation of Seller shall survive the Closing.

                  (x) Pylon Sign Easement. Seller shall deliver an easement agreement in a mutually satisfactory form. This obligation of Seller shall survive the Closing.

                  (y) Seller shall perform the driveway road work substantially as described in the "Route 110 Driveway Improvement Plan, The Dock, Inc., Stratford, Connecticut" prepared by BL Companies, dated as of February 27, 2004 and consisting of 3 sheets, CP-1 (Construction Plan), CP-2 (Construction Plan) and DN-1 (Driveway Improvement Details), a reduced copy of which is attached hereto as Exhibit 7.2(y) within one (1) year after the Closing Date at is sole cost and expense, which Seller obligation shall survive the Closing.

                  (z) Closing Statement. A closing statement reflecting the proration and other relevant provisions of this Agreement (a "Closing Statement"), duly executed by Seller; and

                  (aa) Any other documents required by this Agreement to be executed or delivered by Buyer.

         7.3 Possession. At the time of Closing, Seller shall deliver full possession of the Property, subject only to the rights of parties under the Leases and the Permitted Exceptions.

         7.4      Buyer's Closing Obligations.  At the Closing, Buyer shall:
                  ---------------------------

                  (a) Deliver the Purchase Price to Seller as adjusted for apportionments under Article VIII, by 12 p.m. eastern time on the Closing Date.

                  (b) Cause the Deed to be recorded.

                  (c) Countersign and deliver to Seller the DOT Lease Assignment, the Assignment of Leases and the Contract Assignment.

                  (d) Deliver to Seller a certificate executed by Buyer to the effect that all of the representations and warranties set forth in Article V remain true and correct as of the Closing Date.

                  (e) Execute and, promptly following the Closing, cause to be delivered the Tenant Notice Letters.

                  (f) Provide evidence reasonably acceptable to Seller and the Title Insurer as to the due authorization of the delivery of the documents required by this Agreement to be executed by Buyer.

(g) Execute and deliver the Maintenance Agreement.

(h) Intentionally omitted.

                  (i) Execute and deliver the Office Lease.

                  (j) A Hazardous Materials Release and Waiver Agreement in mutually satisfactory form, and

                  (k) Deliver a Holdback Escrow Agreement relating to a sum of Five Hundred Thousand ($500,000) Dollars, in a mutually satisfactory form.

                  (l) Deliver any other documents required by this Agreement to be executed or delivered by Buyer.

         7.5 Expenses. Buyer shall pay all costs and expenses associated with its due diligence review, its own counsel fees, all recording fees customarily paid by Buyer, all costs associated with compliance with the CTA, all title insurance premiums and costs, any survey costs, one half of the Escrow Agent's fee and such other closing costs as are customarily paid by a buyer in the jurisdiction where the Property is located. Seller shall pay its own counsel fees, all transfer taxes payable upon recordation of the Deed, one half of the Escrow Agent's fee, any recording fees and all other costs, fees, and expenses including attorney fees associated with any discharge of the Sun Mortgage encumbering the Property at Closing and such other closing costs as are customarily paid by a seller in the jurisdiction where the Property is located.

         7.6 Use of Proceeds to Clear Title. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge, may be paid out of the proceeds of the monies payable at the Closing.

         7.7 CTA Matters. At Closing, Buyer will sign the Form III in Section B and D as the "certifying party" and the "transferee", the Seller will sign the Form III in Section E as the "transferor", and the Buyer will sign the ECAF, each in the form agreed upon by Buyer and Seller during the Property Inspection Period. (Conn. Gen. Stat. ss.22a-134a(c)). Buyer will pay all fees associated with the filing of the Form III and ECAF. Seller will file Form III and the accompanying ECAF with the Connecticut DEP within 10 days after the Closing. Buyer shall be responsible for any and all action required to be taken by the Connecticut DEP following the filing of the Form III and the ECAF.


                                  ARTICLE VIII

                APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

         8.1 Apportionments. The following apportionments, calculated as of the close of business on the day prior to the Closing Date, shall be made between the parties at the Closing:

         (a) Rents received by Seller prior to the Closing Date which are allocable to periods prior to and including the Closing Date shall be retained by Seller. Rents which are allocable to periods prior to and including the Closing Date which have been forgiven in return for the tenant's delivery of a promissory note or notes to Seller shall be treated as principal and interest owed to the Seller and shall be retained by the Seller if as and when received. Buyer shall receive a credit for the per diem value of rents received by Seller prior to the Closing Date which are allocable to periods after the Closing Date. Rents which are in arrears at Closing shall be applied and apportioned, if, as, and when collected by Buyer or Seller (net of reasonable third-party collection costs, if any), and shall be applied in the following order of priority:

(i) to the month in which the Closing occurred;

(ii) then to the month preceding the month in which the Closing occurred;

(iii) then to any month or months following the month in which the Closing occurred with respect to which rent is due at time or receipt; and

(iv) then to the period prior to the month preceding the month in which the Closing occurred. If any payments from a tenant received by Seller after the Closing are payable to Buyer by reason of this Subsection, then the appropriate sum shall be promptly paid to Buyer.

(b) If any tenants are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rent") and any Additional Rent is collected by Buyer or Seller which is attributable in whole or in part to any period during which the respective party did not own the Property, such party shall promptly pay to the other party the other party's proportionate share thereof, less a proportionate share of any reasonable attorney's fees, costs and expenses of collection thereof, which obligation shall survive the Closing. Additional rents shall be apportioned as when and to the extent actually collected on a pro rata basis as of the Closing Date on the basis of the period for which payable under the applicable Lease and apportioned on the basis of the actual number of days in such period. If as a result of any reconciliation of any payments made by tenants for any such items of expense, Buyer is obligated to remit to tenants or credit to any tenant any amounts relating to a period prior to the Closing Date, Seller shall promptly remit to Buyer any such amount paid by Buyer, which obligation shall survive the Closing.

         (c) Cash security deposits made by tenants under Leases shall be retained by Seller, with Buyer to receive a credit for the amount thereof. Any discrepancy between the amount credited to Buyer at Closing and the amount required to be held by the landlord under the applicable lease as of the Closing Date shall be reconciled between Buyer and Seller within a period of thirty-six
(36) months after the Closing Date. Security deposits consisting of letters of credit or other property shall be transferred to Buyer upon delivery of a receipt therefor.

         (d) Prepaid and accrued operating expenses including real estate and personal property taxes, water charges, sewer rents and vault charges shall be apportioned on a per diem basis between Buyer and Seller using the most recent assessment, invoice, meter reading or billing. If the Closing shall occur before the current tax rate or valuation is fixed, the apportionment of taxes at the Closing shall be upon the basis of the tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new rate and valuation are fixed, the apportionment of taxes shall be recomputed Real estate tax refunds and credits received after the Closing which are attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the costs of collection thereof, pursuant to this Section. Buyer and Seller will be responsible for reconciling any such refunds and credits with tenants pursuant to the terms of tenant leases that were in effect during the period of Buyer's and Seller's ownership of the Property, respectively. With respect to the real estate tax appeal captioned "The Dock, Inc. v. Town of Stratford Board of Assessment Appeals and Town of Stratford", Docket Number CV 01-0383289S concerning the valuation of the Property as of October 1, 2000, any refund of tax shall be received by Seller and shall be apportioned by Seller and shared by Buyer, net of costs of appeal and protest, based on their respective shares in which they paid or bore financial responsibility for real estate taxes paid pursuant to bills issued beginning on July 1, 2001 and ending on January 1, 2005. Any credit against tax which is obtained shall be received by Seller but shall be assigned to Buyer upon receipt and shall be utilized by Buyer against the installment of real estate taxes coming due immediately following the issuance of the credit by the Town of

Stratford. At the time any such credit is utilized by Buyer, Buyer shall pay over to Seller an amount of cash equal to the amount of credit utilized. If the credit is not fully utilized with respect to a particular real estate tax payment it shall be utilized with respect to the next succeeding real estate tax bill, and the Buyer shall pay over to Seller at such time an amount of cash equal to the remaining amount of credit so utilized. The provisions hereof shall survive the Closing.

         (e) Electric gas, telephone and other public utility charges for services furnished to the Property, on the basis of the actual number of days in any period covered by the charge being apportioned except that no apportionment shall be made for any of such items as are furnished and charged by the applicable utility company directly to Tenants under the Tenant Leases. Seller shall give all utility providers notice of the transfer of the Property to Buyer. Fuel, if any, and taxes thereon, on the basis of a reading taken as recently as possible prior to the Closing, at the price then charged by a supplier unrelated to either Buyer or Seller.

         (f) Seller shall pay all amounts due and owing as of the Closing Date from Seller to any Tenant for tenant improvements or other tenant inducements under any Lease.

         (g) Prepaid or unpaid amounts under the Contracts, which Buyer has elected to have assigned to and assumed by Buyer, if any, at Buyer's option shall be apportioned as provided herein.

         (h) None of the insurance policies relating to the Property will be assigned to Buyer. Accordingly, there will be no proration for insurance premiums.

         (i) If any errors or omissions are made regarding adjustments and prorations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof, provided the same are discovered and written notice thereof is delivered to the other party hereto within 36 months after the Closing Date. Any error or omission not discovered within that period shall not thereafter be subject to adjustment. Any net debit or credit resulting from such recomputation shall be paid promptly in cash.

         (j) Seller and Buyer agree that Buyer is not assuming any obligations of Seller under any commission agreements executed or assumed by Seller prior to the Closing Date including any obligation to pay commissions for renewals of existing leases which take place after the Closing Date.

         (k) The provisions of this Section 8.1 shall survive the Closing, without limit as to time except as otherwise specifically stated therein.

                                   ARTICLE IX

                              INTENTIONALLY OMITTED

                                    ARTICLE X
                                    BROKERAGE

         10.1 Brokerage Fees. Seller and Buyer mutually represent and warrant that they have not dealt with any brokers in connection with this purchase and sale other than Sentivany & Marcone, Inc. and Gerald J. Kiley, Jr. and Antares Real Estate Services, L.L.C. (the "Brokers") and that neither Seller nor Buyer knows of any broker other than the Brokers who has claimed or may have the right to claim a commission in connection with this purchase and sale. The commission of the Brokers shall be paid by Buyer pursuant to a separate written agreement between Broker and Buyer. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. Seller's indemnification obligation shall not extend to any liability or cost Buyer may incur on account of the involvement of the Brokers with the subject transaction. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

                                   ARTICLE XI
                                     NOTICES

         11.1 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by overnight mail, addressed as set forth below or as Seller or Buyer shall otherwise have given notice as herein provided. Notices shall be effective on the earlier of (a) the date when so delivered if delivered personally, (b) one business day after the date sent if sent by overnight mail or (c) by facsimile transmission on the first business day on or after the date delivery is made as confirmed.

If to Seller:
                                    The Dock, Inc.
                                    955 Ferry Boulevard
                                    Stratford, CT 06614
                                    Attn:  J. Robert Osborne
                                    Telephone No. 203.377.2353
                                    Fax No. 203.377.5951

With a copy to:                     Lerner & Holmes PC
                                    98 North Washington Street, Suite 550
                                    Boston, MA  02114
                                    Attn:  Daniel P. Holmes, Esq.
                                    Telephone No. 617.443.9477
                                    Fax No. 617.443.9471

If to Buyer:                        UB Railside, LLC
                                    c/o Urstadt Biddle Properties Inc.
                                    321 Railroad Avenue
                                    Greenwich, CT  06830
                                    Attn: Willing L. Biddle
                                    Telephone No:  203-863-8206
                                    Fax No. 203.861.6755

With a copy to:                     UB Railside, LLC
                                    c/o Urstadt Biddle Properties Inc.
                                    321 Railroad Avenue
                                    Greenwich, CT  06830
                                    Attn:  Raymond P. Argila
                                    Telephone No. 203-863-8210
                                    Fax No. 203-861-6755

With a copy to:                     Cummings & Lockwood
                                    Four Stamford Plaza
                                    P.O. Box 120
                                    Stamford, CT  06904-0120
                                    Attn:  Michael J. Hinton
                                    Telephone No. 203-351-4492
                                    Fax No. 203-351-4535


                                   ARTICLE XII

                             DISCLAIMERS AND WAIVERS

         12.1 No Reliance. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, except as otherwise specifically set forth in this Agreement. Buyer acknowledges and agrees that (a) any environmental, engineering, development potential or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and reports commissioned by Buyer with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report.

         12.2 Disclaimers. Except for the representations and warranties of Seller in Article IV of this Agreement and except as otherwise expressly set forth in this Agreement, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than any limited warranty of title that may be set forth in the Deed), zoning, development or expansion potential, tax consequences, latent or patent physical or environmental condition, utilities, operating history or protections, valuation, governmental approvals, the compliance of the Property with laws, the truth, accuracy or completeness of the documents or any other information provided by or on behalf of Seller to Buyer, or any other matter or thing regarding the Property. Buyer acknowledges and agrees that at the Closing Seller shall sell and convey to Buyer and Buyer shall accept the Property "as is, where is, with all faults", except to the extent expressly provided otherwise in this Agreement. Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, property information packages distributed with respect to the Property) made or furnished by Seller, the manager of the property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing, unless specifically set forth in this Agreement. Buyer represents to Seller that Buyer has conducted, or will conduct prior to Closing, such investigations of the Property, including but not limited to the physical and environmental condition thereof, as Buyer deems necessary to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any Hazardous Materials on, in, under or discharged from the Property, and except as otherwise specifically set forth in this Agreement, will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto. Except as otherwise specifically set forth in this Agreement, at the Closing, Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer's investigations, and Buyer, upon Closing, shall be deemed to have waived, relinquished and released Seller (and Seller's officers, directors, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Buyer might have asserted or alleged against Seller (and Seller's officers, directors, shareholders, employees and agents) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Property. Buyer agrees that should any cleanup, remediation or removal of Hazardous Materials or other environmental conditions on the Property be required after the Closing Date, such clean-up, removal or remediation shall be the responsibility of and shall be performed at the sole cost and expense of Buyer and that, unless the exceptions set forth in Section 7.4(j) hereof are applicable, Buyer shall not have, and hereby waives, any claim, including, without limitation, any statutory claims or claims for contribution or joint liability, against Seller (or Seller's officers, directors, shareholders, employees and agents). Nothing contained herein shall limit or impair Buyer's right to seek damages from Seller for a breach of representation or warranty under this Agreement.

         12.3 Effect and Survival of Disclaimers. Urstadt Biddle Properties, Inc. agrees that for purposes of Sections 12.1 and 12.2 hereof, the definition of "Buyer" includes Urstadt Biddle Properties, Inc. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this Article XII. Seller and Buyer agree that the provisions of this Article XII shall survive Closing.
                                  ARTICLE XIII

                                   ASSIGNMENT

         13.1 No Assignment. Except as hereinafter provided, this Agreement and the rights of Buyer and Seller may not be transferred or assigned in whole or in part to any other party, whether by voluntary action or by judicial order.

         13.2     Intentionally Omitted.

         13.3 Code Section 1031 Matters. (a) Further, and notwithstanding the foregoing, and for the purpose of effecting an exchange under Code Section 1031 (which may include a so-called "reverse exchange"), Buyer may assign its rights and obligations under this Agreement to a qualified intermediary or a qualified exchange accommodation title holder or both, (as such terms are used for purposes of Code Section 1031) or a limited liability company wholly owned by such qualified exchange accommodation title holder (the "Intermediary") and receive a subsequent reassignment of such rights and obligations and this Agreement. Seller acknowledges that Buyer has informed Seller that Buyer intends to acquire the Property as replacement property in a like-kind exchange (within the meaning of Section 1031 of the Code) of other property with a third party. In no event shall Seller have any liability if Buyer's intended like-kind exchange fails to occur or close or be approved or accepted for any reason whatsoever. Seller will reasonably cooperate with Buyer if Buyer elects to utilize a qualifying exchange in connection with the purchase of the Property, including, but not limited to, the assignment of this Agreement to a Intermediary (including both a qualified exchange accommodation title holder and thereafter a qualified intermediary) as defined in the Code, the closing of the sale through such Intermediary and the re-assignment of this Agreement from such Intermediary. Seller hereby consents to (a) assignment of this Agreement to such Intermediary, (b) the re-assignment of this Agreement from such Intermediary to Buyer and (c) the taking of title by the qualified exchange accommodation title holder. The Closing of this transaction is not contingent on such exchange and such exchange shall not delay the closing. In connection therewith, Seller agrees to execute such documents, or perform such acts, as may be reasonably necessary to effect said exchange. Seller hereby agrees to acknowledge or consent to all assignments and notices of assignments to and from the Intermediary in connection with such like-kind exchange on such assignments and notices. The exchange will be structured by Buyer at its sole cost and expense such that Seller will have no obligation to (i) acquire or enter into the chain of title to any property other than the Property or (ii) incur any cost, liability or obligations of any nature whatsoever as a result of its limited participation in the exchange for which Seller would not be reimbursed by Buyer at Closing. The exchange shall not impair, amend, modify, reduce or in any other manner whatsoever affect the representations, warranties and covenants of Buyer to Seller under this Agreement or the survival thereof pursuant to this Agreement. Seller shall have no obligation to extend any dates for performance, including but not limited to, the Closing Date, or enter into any modifications to this Agreement as a result of the exchange. Buyer further acknowledges that the exchange is at its request and initiation, and Seller in no manner, expressly or implicitly, participated in or offered tax advice or planning to or for the benefit of Buyer.

The provisions of this subparagraph shall survive the Closing.


                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

         14.1 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         14.2     Confidentiality.

                  (a) All information (collectively, "Inspection Material") acquired by Buyer or any employee, officer, director, shareholder, owner, affiliate, agent or representative of a party (collectively, such party's "Representatives") with respect to the Property, whether delivered by Seller or any of its Representatives or obtained by Buyer as a result of its inspection of the Property, examination of Seller's files or otherwise shall be used solely for the purpose of determining whether or not the Property is suitable for Buyer's purposes and for no other reason. All Inspection Material shall be kept in strict confidence and shall not be disclosed to any individual or entity other than those Representatives of Buyer who need to know the information for the purpose of assisting Buyer in making such determination, it being understood and agreed by Buyer that such Representatives shall be informed by Buyer of the confidential nature of the Inspection Material and that Buyer shall cause them to treat such information confidentially. Without limiting the foregoing, the Inspection Material will not be used by Buyer in any way detrimental to the Seller or any tenant or occupant of the Property and will be used solely for the purpose of evaluating a possible acquisition of the Property by Buyer. Without the prior written consent of Seller, Buyer will not, and will direct all of its Representatives not to, disclose to any individual or entity either the fact that discussions or negotiations are taking place concerning any possible purchase of the Property or any of the terms, conditions or other facts with respect thereto, including the status thereof. Notwithstanding anything to the contrary herein, Buyer may disclose any of the Inspection Material (a) to prospective investors and their respective directors, trustees, officers, beneficiaries, employees, attorneys, agents and consultants, (b) to directors, trustees and officers of the parties, and employees, agents, bankers, attorneys, accountants, consultants, and affiliates of the parties who are involved in this transaction, and to the Title Company and Escrow Agent, and to Buyer's consultants who are retained to investigate any of the matters referred to in
Article III, and all such persons who are not officers, directors or employees of Buyer shall be required to execute non-disclosure agreements running to the benefit of the Seller; (c) as required by law or governmental regulation or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction, but only after having given Seller notice of Buyer's intention to make a disclosure and having afforded the Seller an opportunity to contest the applicability, propriety and/or legality of the law, governmental regulation, process, subpoena or other order which purports to require such disclosure; (d) in any action or proceedings between any parties to this Agreement; and/or (e) in any filings with governmental authorities required by reason of the transactions provided for herein, or as may be required to comply with the filing requirements of applicable law or rule, including but not limited to the filing of an 8K, 10Q, 10K and other filings required under the applicable Securities and Exchange Commission Rules or New York Stock Exchange Rules. The foregoing confidentiality provisions shall not apply to any data, materials or information which is in the public domain or otherwise available from another non-confidential source. The provisions of this Paragraph 14.2 shall survive any termination of this Agreement but shall not survive the Closing.

                  (b) Buyer will indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense Seller may suffer or incur as a result of the disclosure of any Inspection Material in violation of the above provisions to any individual or entity other than an appropriate Representative of Buyer and/or the use of any Inspection Material by Buyer or any Representative thereof for any purpose other than as herein provided.

                  (c) If the Closing shall fail to take place for any other reason whatsoever (other than solely as a result of a default by Seller hereunder), Buyer will, promptly following Seller's request therefor, return to Seller all Inspection Material in the possession of Buyer or any of its Representatives and destroy all copies, notes or extracts thereof as well as all copies of any analyses, compilations, studies or other documents prepared by Buyer or for its use (whether in written form or contained in database or other similar form) containing or reflecting any Inspection Material. The delivery or redelivery of the Inspection Material, as the case may be, to Seller shall not relieve Buyer of its obligations hereunder.

                  (d) In the event of a breach or threatened breach by Buyer or its Representatives of this Section 14.2, Seller shall be entitled to an injunction restraining Buyer or its Representatives from disclosing, in whole or in part, any Inspection Material. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 14.2 shall not survive the Closing, but shall continue in full force and effect notwithstanding the prior termination of this Agreement pursuant to any right of termination granted herein or otherwise.

         14.3 Public Disclosure. Subject to the provisions of 14.2 and prior to the Closing, any public release or disclosure of information with respect to the sale contemplated herein or any matters set forth in this Agreement by either party will be made only in the form approved by Buyer and Seller and their respective counsel. In the event of a conflict between Sections 14.2 and 14.3,
Section 14.2 shall be controlling.

         14.4 No Recording. Buyer agrees that neither this Agreement nor any memorandum thereof may be recorded.

         14.5 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         14.6 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer.

         14.7 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

         14.8 Attachments. All attached schedules and exhibits are hereby incorporated as integral parts of this Agreement.

         14.9 Records. Buyer and Seller shall cooperate with each other for a period of three (3) years after Closing by allowing either party and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by the requesting party), at all reasonable times to examine and make copies of any and all instruments, files and records relating to the Property in connection with this Agreement, which right shall survive the Closing.

         14.10 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes of this Agreement. Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Property. The provisions of this Section 14.10 shall survive Closing.

         14.11 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

         14.12 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         14.13 No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party. Accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         14.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of constriction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any schedules, exhibits or amendments hereto.

         14.15 Termination of Agreement. It is understood and agreed that if either Buyer or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Buyer from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

         14.16 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Connecticut without regard to conflicts of laws principles. Buyer and Seller agree that the provisions of this Section 14.16 shall survive the Closing of the transaction contemplated by this Agreement.

         14.17 Merger. Except as specifically provided in this Agreement, the delivery of the Deed by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder.

         14.18    Time of Essence.  Time is of the essence of this Agreement.

         14.19 Limitation of Liability. The obligations of Seller and Buyer respectively hereunder are binding only on Seller and Buyer respectively and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, members, shareholders, beneficiaries, advisors or agents of either Buyer or Seller, or of any partners, officers, directors, members, shareholders, beneficiaries, advisors or agents of any of the foregoing. All documents executed by Seller or Buyer shall be deemed to contain (even if not expressly stated) the foregoing exculpation.

                                   ARTICLE XV
                                   DEFINITIONS

              15.1 "Books and Records" means all books, records and Tenant lists for the Property, together with any and all files, reports, surveys, studies, projections, budgets and strategic plans prepared by or for Seller in connection with the ownership, operation, maintenance and/or management of the Property, excepting, however, all correspondence of Buyer pertaining to intra-corporate dealings or other proprietary matters which are not necessary to assist or enable Buyer in exercising rights with respect to the Property.

              15.2 "Development Rights" means all rights of the owner to the air space above the Property, all zoning entitlements, development rights and appurtenances (including, but not limited to, all entitlements based upon so-called unused floor-area ratios) accruing to the Property (and/or Seller with respect to the Property) under, or by reason of, any applicable zoning ordinance or other laws and all choses in action.

              15.3 "Encumbrances" means any and all liens, mortgages, deeds of trust, security agreements, security interests, claims, options, rights of purchase or first refusal, encroachments, rights-of-way, operating agreements, covenants, reservations, orders, decrees, judgments, leases, subleases, licenses, assignments, agreements, charges, conditions, restrictions, and rights of others or other encumbrances affecting title to a property.

              15.4 "Environmental Laws" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy, rule or common law, judicial order, administrative order, consent decree, or judgment now or hereafter in effect, in each case, as have been amended from time to time, relating to the environmental, health or safety, including the National Environmental Policy Act (42 U.S.C. Section et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Water Act (33 U.S.C. Section 1321 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 3808 et seq.), or any similar federal, state or local laws, ordinances or regulations implementing such laws.

              15.5 "Governmental Entity" means the United States, the State of Connecticut any other State in which a party to this Agreement is incorporated or organized, the County of Fairfield, the municipality or other political subdivision of any of the foregoing, and any agency, authority, department, court, commission or other legal entity of any of the foregoing asserting jurisdiction over any of the parties hereto or over the Property or over the operation of the business of the Property.

              15.6 "Hazardous Materials" means (a) asbestos, radon gas, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls in excess of federal, the State of Connecticut, the County of Fairfield, safety guidelines, whichever are more stringent, (b) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in the National Environmental Policy Act (42 U.S.C.
Section 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. Seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. Section 1321 et. Seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws and regulations may be amended and/or supplemented from time to time, or any and all rules and regulations promulgated under any of the above as such may be amended and/or supplemented from time to time, or (c) any other chemical material or substances, exposure to which is prohibited, or, to the extent limited or regulated, limited or regulated by any Governmental Entity.

              15.7 "Leases" or "Tenant Leases" means all leases, rental agreements, concession agreements, subleases, underleases or other agreements which permit or authorize the use and occupancy, of every kind whatsoever now existing or hereafter created or granted with respect to the Property and/or use and occupancy thereof, together with any and all, if any, guaranties, security deposits, letters of credit, or other security for performance of a tenant's obligations thereunder, and all Amendments and/or other agreements forming a part thereof.

              15.8 "Licenses and Permits" means all building and other permits, certificates, licenses, franchises, authorizations and approvals granted by any Governmental Entity necessary or useful in connection with the Property and/or the operation of the improvements thereon or any part thereof including those issued or granted with respect to any construction or renovation work currently being undertaken at the Property.

              15.9 "Plans" means all architectural, electrical, mechanical, plumbing and other plans and specifications produced in connection with the construction, repair and maintenance of the Property (including all revisions and supplements thereto) and all appraisals, reports and analyses of engineers and other consultants, operating manuals and other documents pertaining to the physical operation of the Property.

              15.10 "Security Deposits" means all security deposits and/or prepaid rentals received from any Tenant under any Lease.

              15.11 "Tenant" means a tenant, subtenant, undertenant, or occupant under a Lease.

              15.12 "Violation" means any note or notice of any violation of law noted in or issued by any Governmental Entity against or with respect to a property, but shall not include valid and legal non-conforming uses.

                         SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

THE DOCK, INCORPORATED.



By:   /s/ James Robert Osborne
      Name:James Robert Osborne
      Title:Vice President



BUYER:

UB RAILSIDE, LLC



By:  /s/ Willing L. Biddle
      Name: Willing Biddle
      Title: President


URSTADT BIDDLE PROPERTIES, INC.
Joining for purposes of Section 7.4(j) and Article XII hereof.



By:  /s/ Willing L. Biddle
      Name: Willing Biddle
      Title:President

                                   SCHEDULE A

                                LEGAL DESCRIPTION

                                   SCHEDULE B

                            LIST OF PERSONAL PROPERTY

                           TO BE SEPARATED BY PROPERTY

                                  SCHEDULE 4.1

                                 LIST OF LEASES


Stop & Shop
Lease dated 6/18/86
Letter Agreement dated 6/18/86 [MISSING] First Amendment dated 12/12/86 Letter Agreement dated 3/24/87 Letter Agreement dated 4/3/87 Second Amendment dated 6/9/87 Commencement Agreement dated 4/5/88 Assignment dated 6/7/88 [MISSING] Third Amendment dated 4/26/91 Letter Agreement dated 4/26/91 Memo of Agreement dated 4/26/91 Addendum to Third Amendment dated 6/__/91

New England Videos of Stratford, Inc. d/b/a Blockbuster Video
Lease dated 6/27/89
First Amendment dated 3/11/99

Shared Investments, LLC d/b/a Captain's Keg Liquor Store
Lease dated 4/12/00

Rondao Realty, LLC d/b/a De Pizza Man
Lease dated 2/26/98
First Amendment dated 1/__/00

                                  SCHEDULE 4.2

     LIST OF SERVICE, MAINTENANCE, SUPPLY AND MANAGEMENT CONTRACTS

1. Property Maintenance Agreement by and between The Dock, Inc. and Connecticut Coal, Inc.

                                  SCHEDULE 4.4

                               LIST OF LITIGATIONS

None.

                                  Exhibit 4.10

                        Exceptions to Representation 4.10

None.